Exhibit 99.1

NEWS RELEASE

Kaman Corporation Bloomfield, CT USA

P 860.243.7100 www.kaman.com

KAMAN TO ACQUIRE BAL SEAL ENGINEERING, INC., SIGNIFICANTLY EXPANDING

AND DIVERSIFYING PORTFOLIO TO DRIVE CONTINUED SHAREHOLDER VALUE

Complementary Acquisition Directly Aligned with Strategy to Grow Highly Engineered Product Offerings

Diversifies Reach into High-Growth and High-Margin Medical and Industrial End Markets

Transaction Expected to be Accretive to Cash Flow in Year One with

Additional Opportunities to Drive Meaningful Margin Expansion

BLOOMFIELD, Conn. & FOOTHILL RANCH, Calif. – November 5, 2019 - Kaman Corporation (NYSE:KAMN) and Bal Seal Engineering, Inc. (“Bal Seal”) today announced that they have entered into a definitive agreement under which Kaman will acquire Bal Seal for $330 million in cash, subject to customary adjustments for net debt and working capital.

Bal Seal has been a leader in the design, development, and manufacturing of precision springs, seals, and contacts for the last sixty years. With a strong platform of more than 240 patents across its proprietary manufacturing and material technologies, Bal Seal specializes in delivering critical components to customers in the medical technology, aerospace and defense, and industrial end markets. Bal Seal has an established global presence, with manufacturing, sales, and distribution operations across the U.S., Europe, and Asia, as well as additional resources around the world to ensure the quality and reliability of its products. For the full year 2019, Bal Seal expects revenues of approximately $95 million.

“Following the recent sale of our distribution business, Kaman’s strategic focus has centered on growing our highly engineered products business, enhancing margins, and driving free cash flow generation,” said Neal J. Keating, Chairman, President and CEO. “This complementary acquisition of Bal Seal will advance all three objectives by expanding the breadth of our product offering, increasing our exposure to attractive high growth markets, and driving meaningful near-term margin and cash flow accretion. We are especially excited to add the strong Bal Seal management team to our organization while leveraging their leading proprietary technology, breadth of products, and strong customer relationships.”

Rick Barnhart, President, Kaman Aerospace Group added, “Like Kaman, Bal Seal prides itself on its outstanding product quality, strong leadership and employee talent, and an unrelenting commitment to innovation. We believe our similar cultures and customer-centric approaches make our organizations an excellent and highly complementary match. We are excited for Bal Seal employees to join the Kaman team and work together to build strong alliances with our customers.”

“The combination of Bal Seal and Kaman represents a compelling opportunity for Bal Seal, our employees, and all our stakeholders,” said Rick Dawson, President and Chief Executive Officer of Bal Seal. “We look forward to leveraging Kaman’s scale, resources, and complementary capabilities to further extend our leadership positions and penetrate new markets with our combined offerings. We have known and respected the team at Kaman for many years and view them as ideal partners to help unlock the full potential of Bal Seal. We are excited to work closely with the Kaman team to ensure a smooth integration and capitalize on exciting new opportunities for growth.”

Strategic and Financial Benefits of the Transaction

Establishes a Leading Engineered Products Provider: With a larger and even more extensive portfolio of engineered products and offerings, the combined company will be better able to serve customers across a range of critical applications. The combined company will leverage Kaman’s expertise in running a solutions-based business and Bal Seal’s proprietary manufacturing and material science technologies to enhance its engineered products business and add scale to its operations.

Provides Access to New, High-Growth End Markets: The combined company will have broad exposure to attractive end markets with significant growth potential, including medical, industrial, and aerospace and defense. With Bal Seal, Kaman will have a strong position in the higher growth medical end market.

Delivers Financial Benefits: The transaction is expected to be accretive to Kaman’s cash flow in the first year following the close of the transaction. The addition of the Bal Seal family of products to the Kaman portfolio of highly engineered products will be margin accretive. The purchase price, which Kaman will fund with cash on hand, values Bal Seal at 12.5x EBITDA, including estimated tax benefits and synergies.

A presentation providing an overview of the key transaction terms and strategic rationale has been posted to our website at www.kaman.com/investors/presentations

Approvals and Time to Close

The transaction is expected to close before year end, subject to customary closing conditions, including regulatory approvals in the U.S. and Germany.

Advisors

J.P. Morgan Securities LLC served as the financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP served as the legal advisor for Kaman.

William Blair & Company, L.L.C. served as the financial advisor and Pillsbury Winthrop Shaw Pittman LLP served as the legal advisor for Bal Seal.

About Kaman Corporation

Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut conducts business in the aerospace & defense, industrial and medical markets. Kaman produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of our SH-2G Super Seasprite maritime helicopters; manufacture and support of our K-MAX® manned and unmanned medium-to-heavy lift helicopters. More information is available at www.kaman.com.

About Bal Seal Engineering, Inc.

Bal Seal Engineering, Inc. is a global provider of custom-engineered sealing, connecting, conducting, and EMI/RFI shielding solutions for worldwide industry. The company’s products employ unique Bal Spring® canted coil spring technology for enhanced performance and reliability. More information about Bal Seal Engineering is available at www.balseal.com

Risks Associated with Forward-Looking Statements

This release includes “forward looking statements” within the meaning of the federal securities laws relating to the announced transactions, including the benefits of the transactions, the anticipated timing of the transactions, and the expected performance and future operations of Kaman, which can be identified by the use of words such as “will,” “expect,” “poise,” “believe,” “plans,” “strategy,” “prospects,” “estimate,” “seek,” “target,” “anticipate,” “intend,” “future,” “likely,” “may,” “should,” “would,” “could,” “project,” “opportunity,” “will be,” “will continue,” “will likely result,” and other words of similar meaning in connection with a discussion of the proposed transactions or future operating or financial performance or events. These statements are based on assumptions currently believed to be valid but involve significant risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in the forward looking statements. Such risks and uncertainties include, among others, (i) the ability of the parties to satisfy the conditions precedent and consummate the announced transactions; (ii) the ability of the parties to secure regulatory approvals with respect to the Hart-Scott-Rodino Antitrust Improvements Act and other applicable antitrust and competition laws in a timely manner; (iii) the risk that the consummation of the announced transactions will not be completed in a timely manner, which may adversely affect the price of Kaman’s securities; (iv) the effect of the announcement or pendency of the transactions on Kaman’s or Bal Seal’s business relationships, operating results and businesses generally; (v) the outcome of any legal proceedings that may be instituted against Kaman or Bal Seal related to the definitive transaction agreement or the announced transactions; (vi) Kaman’s ability to enforce and protect Bal Seal’s intellectual property; (vii) risks that the announced transactions disrupts the current plans and operations of Kaman or Bal Seal; (viii) the representations and warranties provided by Bal Seal and Kaman’s rights to recourse are limited in the definitive transaction agreement and, as a result, the assumptions on which its estimates of future results of the business have been based may prove to be incorrect in a number of material ways, which could result in an inability to realize the expected benefits of the announced transactions or exposure to material liabilities; (ix) the inability of Kaman to successfully integrate the operations of Bal Seal and realize anticipated benefits of the announced transactions; (x) Kaman’s ability to profitably attract new customers and retain existing customers; (xi) the ability to implement the anticipated business plans following closing and achieve anticipated benefits and savings; and (xii) future and estimated revenues, earnings, cash flow, charges and expenditures. The foregoing list of factors is not exhaustive. Additional risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward looking statements are identified in our reports filed with the SEC, including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. The forward looking statements included in this release are made only as of the date of this release. Readers are cautioned not to put undue reliance on forward looking statements, and Kaman does not undertake any obligation to update the forward looking statements to reflect subsequent events or circumstances.

Kaman Contacts

Kaman Corporation

James Coogan

VP, Investor Relations

(860) 243-6342

james.coogan@kaman.com